Enviva Partners, LP Business Overview Last Updated: May 10, 2021 (NYSE: EVA) EXHIBIT 99.1

2 FORWARD-LOOKING AND CAUTIONARY STATEMENTS Forward-looking statements This presentation contains “forward-looking statements” within the meaning of the securities laws. All statements, other than statements of historical fact, included in this presentation that address activities, events or developments that Enviva Partners, LP (NYSE: EVA) (“Enviva,” the “Partnership,” “we,” or “us”) expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “believe,” “expect,” “may,” “estimates,” “will,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. However, the absence of these words does not mean that the statements are not forward- looking. These statements are based on certain assumptions made by Enviva based on management’s expectations and perception of historical trends, current conditions, anticipated future developments, and other factors believed to be appropriate. Although Enviva believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond its control, Enviva cannot give assurance that it will achieve or accomplish these expectations, beliefs, or intentions. A number of the assumptions on which these forward-looking statements are based are subject to risks and uncertainties, many of which are beyond the control of Enviva, and may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These risks and uncertainties include the factors discussed or referenced in our filings with the Securities and Exchange Commission (the “SEC”), including the Annual Report on Form 10-K and the Quarterly Report on Form 10- Q most recently filed with the SEC, including those risks relating to financial performance and results, economic conditions and resulting capital restraints, availability of sufficient capital to execute Enviva’s business plan, the ability of Enviva to complete acquisitions and realize the anticipated benefits of such acquisitions, impact of compliance with legislation and regulations, the continued impact of COVID-19, and other important factors that could cause actual results to differ materially from those projected. When considering the forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such filings. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which such statement is made, and Enviva undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. All forward-looking statements attributable to Enviva are qualified in their entirety by this cautionary statement. Industry and market data This presentation has been prepared by Enviva and includes market data and other statistical information from third-party sources, including independent industry publications, government publications or other published independent sources. Although Enviva believes these third-party sources are reliable as of their respective dates, Enviva has not independently verified the accuracy or completeness of this information. Some data is also based on Enviva’s good faith estimates, which are derived from its review of internal sources as well as the third-party sources described above.

ENVIVA: HIGH GROWTH AND DURABLE LONG-TERM CASH FLOWS



~5.4 Million MTPY[1]

World's largest utility-grade wood pellet producer
Committed to net zero by 2030[2]

Fully Contracted

$14.5 Billion / 12.8 years at the Partnership[3]
$20 Billion / 14.2 years enterprise-wide[4]

Distribution per Unit of $3.17[5]+

23 consecutive distribution increases[6]
12% CAGR[7] and 26% annualized total return[7] since IPO

Conservative Financial Policy

50/50 equity/debt structure, 3.5 – 4.0x Leverage Ratio, and 1.20x forward-looking annual distribution coverage[8]

Robust Long-Term Demand

Driven by global commitment to phase out coal, limit the impact of climate change, and achieve net zero GHG emissions



3+ Million MTPY

Visible drop-down pipeline supported by well capitalized Sponsor

1) The Partnership's expected production capacity includes nameplate capacity of approximately 600,000 metric tons per year ("MTPY") for the wood pellet production plant in Greenwood, South Carolina (the "Greenwood plant") after completion of the expansion project, and excludes expansion projects underway at the Sampson, Hamlet, and Cottondale plants (the "Multi-Plant Expansions"); 2) On February 17, 2021, the Partnership and Enviva Holdings, LP (our "sponsor") announced our goal of achieving net zero greenhouse gas ("GHG") emissions in our operations by 2030; 3) As of April 1, 2021, excluding volumes under the contracts between long-term off-take customers and our sponsor; 4) As of April 1, 2021, including all volumes under the contracts between long-term off-take customers and the Partnership and our sponsor; 5) As of April 28, 2021, the Partnership expects to distribute at least $3.17 per common unit for full-year 2021, before considering the benefit of any acquisitions or drop-down transactions; 6) As announced on April 28, 2021, the board of directors of our general partner (the "Board") declared a distribution of $0.785 per common unit for the first quarter of 2021; 7) 2015 - 2021 Compound Average Growth Rate ("CAGR") utilizes $1.65 minimum quarterly distribution per unit for 2015 and $3.17 distribution per unit for 2021. The annualized total return for the Partnership's common units since the Partnership's IPO is per Bloomberg data, as of April 30, 2021; 8) The Partnership targets a 50/50 equity/debt capital structure for drop-downs, acquisitions, and major expansions, a total ratio of net debt to adjusted EBITDA (the "Leverage Ratio") of 3.5 - 4 times, and a distribution coverage ratio of 1.20 times, on a forward-looking annual basis. The Partnership's Leverage Ratio is calculated pursuant to the Partnership's credit agreement and may reflect the pro forma impact of drop-downs, acquisitions, and major expansions

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4 EVA TOTAL RETURN1 1) As of April 30, 2021. Based on Bloomberg’s total return data, which assumes reinvestment of distributions/dividends. Normalized for comparison purposes; 2) 2015 - 2021 CAGR utilizes $1.65 minimum quarterly distribution per unit for 2015 and $3.17 distribution per unit for 2021; 3) First distribution per unit represents the prorated amount of the Enviva Partners, LP minimum quarterly distribution of $0.4125 per unit, based on the 58 days during the period commencing (and including) May 4, 2015, the date on which the Enviva Partners, LP’s initial public offering closed, and ending June 30, 2015, the last day of the second quarter. Actual declared quarterly cash distribution was $0.2630 per common and subordinated unit for the second quarter of 2015; 4) MSCI USA IMI ESG Index is a capitalization-weighted index comprised of US-based companies that outperform sector peers on ESG evaluation metrics Since IPO in 2015, EVA has outperformed the S&P 500 by 209%20.40 0.45 0.50 0.55 0.60 0.65 0.70 0.75 0.80 0.85 - 50 100 150 200 250 300 350 400 450 Quarterly Distribution Per Unit EVA Alerian MLP Index MSCI USA IMI ESG S&P 500 336% 127% 101% (27%)

5 ENVIVA: FIGHTING CLIMATE CHANGE, DISPLACING COAL,1 GROWING MORE TREES2 1) Increasing the share of biomass on the global grid system is critical to the global energy transition. International Renewable Energy Agency’s “World Energy Transitions Outlook: 1.5○C Pathway (Preview)” report calls for the share of modern biomass for energy generation to increase from 3% in 2018 to 18% in 2050, and the share of coal for energy generation to decrease from 11% to 2% over the same period; 2) Landowners in the US South respond to strong markets for forest products by making investments in their forests and there is a clear positive relationship between rates of forest harvest and forest acreage, growth, and inventory. Based on FIA data for the US South covering the 70-year period since 1953, Forest2Market concluded that “Increased demand for wood … encouraged landowners to invest in productivity improvements that dramatically increased the amount of wood fiber, and therefore the amount of carbon, contained in the South’s forests.” Source: Forest2Market report, “Historical Perspective on the Relationship between Demand and Forest Productivity in the US South”, July 2017; 3) Eurostat. Inland coal consumption in key European countries that Enviva serves; 4) Industrial wood pellet demand for Belgium, Denmark, Netherlands and U nited Kingdom. Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; 4th quarter 2020; 5) USDA Forest Service, Forest Inventory and Analysis Program. Enviva’s primary sourcing regions consist of the Chesapeake (NC, VA); Wilmington (NC, SC, GA); and Gulf (AL, FL, GA, MS) regions; 6) Metric Tons Coal Consumption Declined by More than Half3 Wood Pellet Consumption More Than Doubled4 Strong Forest Inventory Growth in Enviva’s Sourcing Regions5 Through Q1-2021, Wood Pellets Supplied by the Partnership and our Sponsor have Effectively Displaced 21 Million MT6 of Coal 0 20 40 60 80 100 120 2012 2013 2014 2015 2016 2017 2018 2019 M il li o n M T Belgium Denmark Netherlands UK With Existing Contracts Running Through 2045, the Partnership and our Sponsor are on Track to Displace Another 90 Million MT of Coal 1,950 2,000 2,050 2,100 2,150 2,200 2,250 2,300 2,350 2,400 2,450 2,500 2012 2013 2014 2015 2016 2017 2018 2019 M il li o n M T 0 2 4 6 8 10 12 2012 2013 2014 2015 2016 2017 2018 2019 M il li o n M T

6 Levelized Cost of Electricity in Japan in 2020 (US$ / MWh)4 SUBSTANTIAL GHG EMISSIONS REDUCTIONS AND LOWEST-COST, DROP-IN RENEWABLE FUEL 1) Enviva estimates; 2) Source: Union Pacific; 3) Aurora Energy Research – Biomass conversions & the system cost of renewables (November 2016). Total System Cost of Electricity (TSCE) is the per-megawatt hour cost of building and operating a generating plant over an assumed financial life including intermittency, security of supply, balancing, grid expansion, and heat adjustment (applicable for CHP only). Data is for Germany and may not be representative of all the markets in which we or our customers operate. CHP is Combined Heat & Power. Expansion costs are related to the electricity grid only. New build CCGT could require gas grid expansions, the cost of which is not included here; 4) IHS Markit: Levelized Cost of Power Generation in Japan, May 8, 2017. Costs are presented in real terms, as of 2020. In contrast to TSCE, Levelized Cost of Electricity (LCOE) does not include the intermittency costs associated with wind and solar power. LCOE for Dedicated Biomass assumes biomass wood-burning power plants with 112 MW of capacity and 40% efficiency; 5) Boundless Impact Investing: “Life-cycle assessment of U.S. biomass supply and the role of biomass electricity for meeting UK emission objectives”; 6) Combined Heat and Power Wood Pellet vs. Coal Attributes Wood Pellets¹ Southern PRB Coal² Heat Content (BTU/lb) 8,000 8,600 Moisture 4 – 10% 26 – 30% Ash 0 – 2% 4.6 – 5.7% Sulfur 0 – 0.15% < 1.0% Wood Pellets Provide the Low-Cost, Drop-In Replacement for Coal Total System Cost of Electricity in Germany (€ / MWh)3 Biomass Conversion with CHP CCGT Biomass Conversion Onshore Wind Solar 0 € 50 € 100 € 150 € Biomass Co-Firing CCGT Dedicated Biomass Wind Solar $0 $50 $100 $150 $200 $250 Lifecycle GHG Emissions Reduction vs. Fossil Fuels5 0.0 0.2 0.4 0.6 0.8 1.0 k g C O 2 e /k W h 87% 94% 71% 82% GHG Emissions Reduction in Electricity Generation GHG Emissions Reduction in CHP6 Applications

GLOBAL COMMITMENT TO FIGHT CLIMATE CHANGE DRIVES MARKET GROWTH

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EU

- → EU Commission's taxonomy recognizes bioenergy used for power and heat as making a substantial contribution to climate mitigation, alongside solar and wind
- → All 27 EU member states agreed to raising EU's 2030 GHG emission reduction target from 40% to 55%[1], as compared to 1990 levels, and RED II[2] calls for renewables to account for at least 32% of EU's gross consumption by 2030
- → European Climate Law sets legally binding target of net zero by 2050[3]
- → The International Renewable Energy Agency specifies that biomass in energy generation needs to increase from 3% in 2018 to 18% in 2050 in order to reach net zero in 2050[4]

NETHERLANDS

- → Legally binding goal to phase out coal from power generation by 2030 and commitment to a 49% reduction in GHG emissions by 2030, surpassing existing EU target[5]
- → One of the first EU countries to announce plans to eliminate natural gas from its energy mix
- → Long tradition of supporting renewable energy, including biomass, which is its largest source of renewable energy, via the SDE, SDE+, and SDE++ programs

GERMANY

- → Largest user of coal in the EU with more than 170 million metric tons consumed in 2019[6]; recently passed the Coal Exit Law[7] mandating complete phase-out of coal-fired power generation by 2038, shutting down or converting 43.9 GWs of coal capacity to alternative fuels, and targets phase-out of 9.5 GWs[8] of nuclear generation by 2022
- → Regulations for long-term financial support for electricity and heat conversions from fossil fuels to biomass expected to be announced mid-year 2021

UK

- → Long-time leader in renewable energy targeting 15% of energy supply to come from bioenergy by 2050 and recently raised its commitment to cut GHG emissions to at least 68% by 2030, as compared to 1990 levels[9]
- → Strong commitment to bioenergy as a source of heat and power and support of Bioenergy with Carbon Capture and Storage (BECCS) as a key negative carbon-emissions solution
- → New Industrial Decarbonization Strategy outlines framework for industries to switch from fossil fuels to low-carbon alternatives such as biomass

JAPAN

- → METI[10] targets ~6 - 7.5 GWs of biomass generation by 2030, equivalent to ~15 - 20 million MTPY of demand[11]; 20-year FiT[12] support with requirement to use biomass for another 20 years
- → METI is working to revise its Strategic Energy Plan by mid-2021, which is expected to increase the share of renewable power in the 2030 energy mix to 45%, from the 22% - 24% under the current plan[13]
- → Prime Minister Yoshihide Suga pledged that the country would be net zero by 2050; METI targets 50% - 60% of the nation's power supply to be renewable by 2050[14]

TAIWAN

- → Taiwan is currently one of the largest coal consumers in Asia, and the government is actively pursuing decarbonization of its energy supply chain
- → Our sponsor recently hired a development team to support business and policy progress, and to assist major utilities and power generators with evaluating and effecting profitable conversions of assets from coal-to-biomass-fired generation

US

- → President Biden committed to achieve a 50% - 52% reduction in GHG emissions by 2030[15]
- → New target contemplates expanding carbon capture in industrial processes for cleaner steel and cement and enhancing carbon sinks like our forests

1) The European Commission sets out goals for Europe's economy and society to become climate-neutral by 2050 in the European Green Deal; 2) Renewable Energy Directive II; 3) The European Climate Law aims to write into law the goals set out in the European Green Deal; 4) International Renewable Energy Agency's "World Energy Transitions Outlook: 1.5°C Pathway (Preview)", March 2021; 5) The Government of the Netherlands commits to climate goals in the Climate Act (May 28, 2019); 6) Source: Enerdata: coal and lignite domestic consumption. Germany consumed 171 million tons of coal and lignite in 2019; 7) On July 3, 2020, Germany's Bundestag passed the Coal Exit Law 19/20730; 8) Gigawatts; 9) UK's Climate Change Act 10) Ministry of Economy, Trade and Industry; 11) Estimated demand for biomass of 15 to 20 million MTPY is based on Enviva's estimates assuming power plant efficiencies similar to existing European customers. Actual biomass consumption at Japanese power plants may vary; 12) Feed-in-Tariff; 13) Japan's Strategic Energy Plan outlines the direction of Japan's energy policy governed by the Basic Act on Energy Policy; 14) Japan's Green Growth Strategy; 15) Announced on April 22, 2021 as part of the Leaders Summit on Climate

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STRATEGICALLY LOCATED PRODUCTION[1] AND TERMINAL ASSETS



Port of Mobile, AL
Amory, MS

Amory: 115,000 MTPY
Port of Mobile: Flex barge storage with 45,000+ metric tons of capacity



Southampton, VA
Port of Chesapeake, VA
Northampton, NC
Ahoskie, NC
Hamlet, NC
Sampson, NC
Port of Wilmington, NC
Greenwood, SC
Amory, MS
Port of Savannah, GA
Waycross, GA
Cottondale, FL
Port of Mobile, AL



Cottondale, FL
Port of Panama City, FL

Cottondale: 780,000 MTPY
Port of Panama City: Warehouse storage with 32,000 metric tons of capacity



THE CHESAPEAKE CLUSTER
Port of Chesapeake, VA
Southampton, VA
Northampton, NC
Ahoskie, NC

Southampton: 760,000 MTPY[2]
Northampton: 750,000 MTPY[2]
Ahoskie: 410,000 MTPY
Port of Chesapeake: 2.5 million MTPY throughput capacity



THE WILMINGTON CLUSTER
Port of Wilmington, NC
Hamlet, NC
Sampson, NC
Greenwood, SC

Greenwood: 500,000 MTPY[3]
Hamlet: 600,000 MTPY
Sampson: 600,000 MTPY
Port of Wilmington: 3 million MTPY throughput capacity



THE SAVANNAH CLUSTER
Port of Savannah, GA
Waycross, GA

Waycross: 800,000 MTPY
Port of Savannah: ~1.5 million MTPY of throughput capacity

Plants ○
Terminals ▲

1) Volumes related to plants represent production capacity at each facility;
2) Includes increased production capacity pursuant to the ongoing expansion projects (the "Mid-Atlantic Expansions") at the wood pellet production plants in Northampton, North Carolina (the "Northampton plant") and Southampton, Virginia (the "Southampton plant"). The Partnership continues to expect each plant to reach its expanded nameplate production capacity of 750,000 MTPY and 760,000 MTPY, respectively, by the end of 2021;
3) The project to expand the Greenwood plant's production capacity to 600,000 MTPY is expected to be completed by year-end 2021

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9 ▪ A “build and copy” approach allows for highly-efficient, large-scale production facilities and creates operating leverage ▪ Multi-plant profile and global scale translate into superior reliability and opportunities for optimization ▪ Access to robust fiber baskets allows for reliable raw material supply and a flat marginal cost curve for incremental production UNPARALLELED GLOBAL SCALE PROVIDES DURABLE COMPETITIVE ADVANTAGES Enviva is the world’s largest supplier of utility-grade wood pellets in a highly fragmented industry with numerous small, single-plant operators INDEPENDENT GLOBAL ENTERPRISE SUPPLIERS SMALL & REGIONAL SUPPLIERS Enviva Production Capacity (Thousand MTPY) Graanul Invest An Viet Phat FRAM Highland Pellets SY Energy Pacific BioEnergy 0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 5,000 5,500 6,000 6,500 7,000 7,500 8,000 8,500 As the world’s largest supplier of utility- grade wood pellets, Enviva is frequently the sole-source supplier for our customers 1) Enviva’s total production capacity and number of plants are based on nameplate capacities of our existing operating plants, the Greenwood plant after completion of the expansion project, a wood pellet production plant in Lucedale, Mississippi (the “Lucedale plant”), which is currently under construction by our sponsor, a wood pellet production plant in Epes, Alabama (the “Epes plant”), which is currently under development by our sponsor, the Multi-Plant Expansions, and embedded expansion options at the Lucedale and Epes plants. Also included in the number of plants is a site in Bond, Mississippi (the “Bond Plant”), which our sponsor controls and which is currently in the early stages of the development process. We expect to have the opportunity to acquire assets or completed development projects from our sponsor in the future. Production capacity and number of plants for other pellet producers are based on Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; first quarter 2021; 2) Includes the Bond Plant. We expect to have the opportunity to acquire assets or completed development projects from our sponsor in the future; 3) On April 13, 2021, Drax Group plc (“Drax”) through its wholly-owned subsidiary, Drax Canadian Holdings Inc., acquired all of the issued and outstanding common shares of Pinnacle Renewable Energy Inc. (“Pinnacle”) VERTICALLY-INTEGRATED ENERGY GENERATOR Drax3 Region # of Plants1 2 Vietnam 4 U.S. 3 U.S. Canada3 3 South Korea U.S.12 12 Baltics/U.S. 17 Canada/U.S. 2022

10 COMMITMENT TO NET ZERO IN OUR OPERATIONS BY 2030 The Partnership and Our Sponsor Commit to the Goal and Plan to Become Net Zero in Our Operations by 2030 Scope 1 direct emissions from assets owned and controlled by Enviva Scope 2 indirect emissions from heat, steam or electricity purchased by Enviva Scope 3 indirect emissions in Enviva’s upstream or downstream value chain Transparency and Reporting • Track and report annually on all emissions • Commit to disclose climate-relevant data and risks through CDP (formerly the Carbon Disclosure Project) by the end of 2022 6% 53% 41% Our 2019 Emissions For Scope 1 Emissions • Immediately work to minimize the emissions from fossil fuels used directly in our operations • Offset 100% of our residual emissions through investments in projects that result in real, additional, and third-party verified net-carbon reductions • Focus on forest offsets in partnership with Finite Carbon and others For Scope 3 Emissions • Proactively engage with partners and other key stakeholders to adopt clean-energy solutions, including trucking, rail, and shipping logistics • Take steps to accelerate and advocate for the development of new solutions and to work with stakeholders to bring those solutions to market For Scope 2 Emissions • Source 100% of energy for our operations from renewable sources by 2030, with interim target of at least 50% by 2025 • Maximize use of on-site renewable energy generation at our facilities, as well as develop new off-site renewable energy resources physically located in our operating regions where possible

KEY BASIS DIFFERENTIAL & STABLE COSTS DRIVEN BY ROBUST NATURAL RESOURCE GROWTH

Raw Material (Wood Chip) Price US$ / Dry Ton[1]


$62
Southern US
$148
Brazil
$141
Germany
$156
Latvia
$141
Japan

Global Wood Fiber Supply Advantages Exist in the U.S. Southeast

- For every ton of wood harvested from the working forests of the U.S. Southeast, ~1.7 tons grow back each year[2]
- Only ~2.5% of the forest area is harvested each year in the U.S. Southeast, of which less than 3% is used to produce wood pellets[3]
- Over 100,000 private landowners in the U.S. Southeast, with only a few buyers (like Enviva) of low-grade fiber
- Long-term, stable cost given abundant supply and few buyers for low-grade fiber

1) All data except data for Brazil are from RISI World Timber Price Quarterly – Preliminary data for the fourth quarter of 2020 updated on January 25, 2021. The wood chip price for Latvia is based on CIF Sweden. Data for Brazil is from Forest2Market - the cost of delivered wood chips in Brazil is approximately US$41-$43 per green metric ton. The primary in-country market for these chips is the food production and crop industries, which use chips for heat and drying purposes. However, the average minimum FOB price in Brazil is around US$148 per dry metric ton due to the logistical and administrative costs related to exporting these chips;
2) FIA UDSA Forest Service Forest Inventory and Analysis Database;
3) Forest2Market: "Historical Perspective on the Relationship between Demand and Forest Productivity in the US South," 2017

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12 U.S SOUTHEAST | NEGATIVE DEPLETION RESOURCE DRIVES STABLE COSTS 1) FIA Data (EVALIDator; 2019): In the last year where state forest inventory data is available, total wood fiber within the fiber sourcing area for the Partnership’s Northampton plant grew by approximately 30.4 million tons and total harvest removals were approximately 16.7 million tons, resulting in 13.7 million tons of excess fiber; 2) FIA Data; 3) Timber Mart South – North Carolina Q1 2021; 4) Source: FIA UDSA Forest Service Forest Inventory and Analysis Database; 5) Source: Forest2Market: “Historical Perspective on the Relationship between Demand and Forest Productivity in the US South,” 2017 $148 ▪ 100,000+ private landowners ▪ Only a few buyers of low-grade fiber, which only cost-effectively travels ~75 miles $0 $10 $20 $30 $40 $50 '00 '01 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 '20 '21 North Carolina Pulpwood For Every Ton of Wood Harvested from the Working Forests of the U.S. Southeast, Approximately 1.7 Tons Grow Back Each Year4 Only ~2.5% of the Forest Area is Harvested Each Year in the U.S. Southeast, of Which Less Than 3% is Used to Produce Wood Pellets5 Net Fiber Growth After All Uses2 9% 15% GULF SOURCING REGION CHESAPEAKE SOURCING REGION WILMINGTON SOURCING REGION 660 680 700 720 740 2012 2013 2014 2015 2016 2017 2018 2019 M il li o n M T o f W o o d In v e n to ry 10% 830 880 930 980 1,030 2012 2013 2014 2015 2016 2017 2018 2019 M il li o n M T o f W o o d In v e n to ry 20% 580 620 660 700 740 2012 2013 2014 2015 2016 2017 2018 2019 M il li o n M T o f W o o d In v e n to ry 15% Long-term, Stable Delivered Cost of Fiber3 US$ / green ton ▪ ~1.3 million tons annual facility demand ▪ ~13.7 million tons net annual fiber excess1 Fragmented, Natural Resource Supply Base Hardwood Roundwood Pine Roundwood Open / Farmland 75 mi. Northampton

13 Sponsor’s Track & Trace® Program, a first-of-its-kind system, is an important element of our responsible wood supply program and provides unprecedented transparency into our procurement activities ENVIVA’S ACTIVITIES SUSTAIN THRIVING, HEALTHY FORESTS 1) USDA - http://blogs.usda.gov/2015/06/08/study-finds-increasing-wood-pellet-demand-boosts-forest-growth-reduces-greenhouse-gas-emissions-creates-jobs/ 2015; 2) The information in this panel is based on wood supplied to the Partnership and our sponsor’s production plants from July through December 2020; 3) This wood consists of undersized or “understory” wood that was removed as part of a larger harvest; tops and limbs; brush and “thinnings” that were removed to make additional room for planted pines to grow; 4) We can identify the individual production facilities that provided these materials Between 2010, when Enviva opened its first U.S. plant, and 2019, forest inventory in our supply base increased by more than 400 million metric tons “An industry that can reduce greenhouse gas emissions, increase forest growth, and create jobs sounds too good to be true. But that is the reality of the emerging wood pellet market in the Southern U.S.”¹ - Former USDA Chief Economist Robert Johansson Forest data analytics demonstrate increased harvests and healthy markets increase growth in forest acreage, timber inventory, and carbon stored in the landscape 17% Mill & industry residues4 1% Bottomland hardwood forests 35% Pine forests with hardwood understory3 <1% Arboricultural residues 25% Mixed pine & hardwood forests Our Wood Came from These Sources:2 19% Pine forests 3% Other hardwood forests PEFC / 29-31-238 SFI-01203 Certifications with Annual Audits by Independent Certification Bodies:

14 LONG-TERM, TAKE-OR-PAY OFF-TAKE CONTRACTS DELIVER STABLE CASH FLOWS Typical Contract Provisions1 Counterparty Major utilities and investment grade-rated trading houses Term Up to 20 years Take-or-Pay Yes Termination Make-Whole Yes Margin Protection1 Price escalators Yes Fiber / diesel passthroughs Yes, in some contracts Shipping costs Fixed with matching long-term shipping contracts Bunker fuel passthrough Yes Changes in Law / Government Regulations Provisions designed to protect against changes in law / government regulations 1) Note: off-take contract terms are examples of various provisions within our portfolio of contracts. No single contract in our portfolio contains every provision listed above; 2) Not representative of all contracts with regard to stumpage and diesel passthroughs 1 Illustrative Passthroughs and Escalators2 $0 $40 $80 $12 0 $16 0 $20 0 Traditional Pulpwood Other Base Price Bunker Fuel Production Capacity Matched with Robust Long-Term Contracts with High-Credit Counterparties Shipping Fixed, back-to- back shipping component with bunker fuel passthrough Price escalators protect against erosion of underlying cost position and provide opportunity for margin expansion Can include stumpage, diesel or other adjustments

INCREASINGLY DIVERSE CUSTOMER BASE FURTHER ENHANCES STABILITY

2020 Off-Take Contract Mix[1]



Other
Drax
Orsted
Lynemouth
Engie

~4.3 million MTPY

2025 Off-Take Contract Mix[3]



Other Creditworthy Japanese Customers
Toyota Tsusho
Suzukawa
Sumitomo Forestry
Sumitomo
Ichihara
Marubeni
Mitsubishi
Engie
Orsted
MGT
Lynemouth
Drax

~7.1 million MTPY[3]

~50% from Japanese customers with largest customer representing ~15% of the contract mix by 2025[3]

$14.5 Billion / 12.8 years at the Partnership[2]

$20 Billion / 14.2 years enterprise-wide[3]

1) Represents the Partnership's sales in 2020;
2) As of April 1, 2021, excluding volumes under the contracts between long-term off-take customers and our sponsor;
3) As of April 1, 2021, including all volumes under the contracts between long-term off-take customers and the Partnership and our sponsor. Although the Partnership expects to have the opportunity to acquire these contracts from our sponsor, there can be no guarantee that we will acquire these, or any, contracts from our sponsor

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16 Third-Party Acquisition Opportunities Accretive Drop-Downs from Our Sponsor4 Organic Growth within the Partnership THREE PILLARS OF GROWTH ▪ Pricing increases and escalators under existing contracted position ▪ Construction of 400,000 MTPY aggregate production capacity expansion completed at Northampton and Southampton plants ▪ ~$130 million investment and ~$28-$32 million in expected incremental adjusted EBITDA annually1,3 ▪ On track to expand Greenwood to 600,000 MTPY production capacity by year-end 2021 ▪ Expansion projects underway at the Sampson, Hamlet, and Cottondale plants ▪ ~$50 million expected investment and ~$20 million in expected incremental run rate adjusted EBITDA annually2,3 ▪ Anticipated annual organic growth driven by contract price escalations, cost reductions and productivity improvements 1) The estimated incremental adjusted EBITDA that can be expected from the expansions is based on an internal financial analysis of the anticipated benefit from the incremental production capacity at the Northampton and Southampton production plants; 2) The estimated incremental adjusted EBITDA that can be expected from the expansions is based on an internal financial analysis of the anticipated benefit from the incremental production capacity and cost savings at our wood pellet production plants in Sampson, NC (the “Sampson plant”), Hamlet, NC (the “Hamlet plant”), and Cottondale, FL (the “Cottondale plant”), subject to receiving the necessary permits. The Partnership expects to complete the expansion projects by the end of 2022; 3) For an explanation of why we are unable to reconcile the estimated adjusted EBITDA for the Mid-Atlantic Expansions and the Multi-Plant Expansions to the most directly comparable GAAP financial measures, see Appendix; 4) Although we expect to have the opportunity to acquire assets or completed development projects and associated contracts from our sponsor in the future, we cannot assure you that our sponsor will be successful in completing their development projects or that we will successfully negotiate an agreement with our sponsor to acquire such assets, projects, or associated contracts ▪ Five drop-downs since IPO, including 2.3 million MTPY of production capacity and 3.0 million MTPY of terminaling capacity ▪ Construction of the fully contracted Lucedale plant and the Pascagoula terminal ▪ Development of the fully contracted wood pellet production plant in Epes, Alabama ▪ Announced development of a site in Bond, Mississippi for a potential new plant ▪ Evaluation of additional sites for pellet production plants and deep-water marine export terminals across the U.S. Southeast to serve the balance of the $5.5 billion in current long-term contracted demand at our sponsor, which is complemented by material contract volumes under negotiation with utilities and power generators in current and evolving markets around the globe ▪ Proven, successful, and selective acquirer ▪ Acquisitions must compare favorably to sponsor development pipeline and drop-down economics ▪ Target opportunities must be core to the business and bring new customer set, strategic capability and / or geographic diversification ▪ The Partnership acquired the Cottondale plant in January 2015 and the Waycross plant in July 2020 ▪ Our sponsor acquired the Greenwood plant in 2018. The Partnership acquired the Greenwood plant from our sponsor in 2020 Organic Growth within the Partnership

17 15% 20% 15% ▪ “Build and copy” production plant under development2 ▪ Purchased the project site and commenced certain pre- construction activities ▪ Finished product to be delivered to Port of Pascagoula by barge Plants in the Partnership Plants under construction / development Plant sites under control Plant sites under assessment1 Terminals owned or leased by the Partnership Terminals under construction LUCEDALE, MS ▪ Continued development of a site in Bond, MS for a potential new plant2 ▪ Expected to be designed to produce between 750k and more than 1 million MTPY ▪ Production to be delivered to Port of Pascagoula on a cost-efficient basis BOND, MS EPES, AL ▪ “Build and copy” production plant under construction for completion mid-year 20212 ▪ Located in robust fiber basket region ▪ ~50 miles to Port of Pascagoula PORT OF PASCAGOULA, MS ▪ “Build and copy” deep-water marine terminal under construction for completion mid-year 20212 ▪ 3+ million MTPY nameplate throughput capacity ▪ Multi-modal access by rail, truck, and barge ▪ Deep berth capable of supporting Panamax vessels The Sponsor’s Existing Contracts and Sales Pipeline Support Several Production Plants Around the Pascagoula Terminal 3+ MILLION MTPY FULLY FINANCED “BUILD AND COPY” SPONSOR DEVELOPMENT PIPELINE 1) Assets under assessment are shown at approximate locations; 2) Although we expect to have the opportunity to acquire assets or completed development projects and associated contracts from our sponsor in the future, we cannot give assurance that our sponsor will be successful in completing their development projects or that we will successfully negotiate an agreement with our sponsor to acquire such assets, projects, or associated contracts

18 SPONSOR PROJECTS NEARING COMPLETION 15% 20% 15% ▪ Fully contracted, 750k MTPY nameplate production capacity plant located in Lucedale, Mississippi ▪ Designed and permitted for a future 300k MTPY expansion2 ▪ Design based on Cottondale and Hamlet plants ▪ <50 miles to Port of Pascagoula, reachable via truck or rail ▪ ~$25 - $35+ million expected run-rate EBITDA contribution3 ▪ Expected completion in the middle of 2021 LUCEDALE PLANT1 Production Capacity Matched to Robust Long-Term Contracts with High-Credit Counterparties PORT OF PASCAGOULA TERMINAL1 Development Stage Development Final Investment Decision Construction Ramp Up ▪ ~3 million MTPY nameplate throughput capacity export terminal ▪ Design based on Chesapeake and Wilmington terminals ▪ Multimodal access by truck, rail, and barge4 ▪ ~$10 - $15+ million run-rate EBITDA3 with throughput from Lucedale, Epes, and Amory plants ▪ Construction expected to be completed in the middle of this year, with the first shipment from the terminal expected later this year 1) Although we expect to have the opportunity to acquire assets or completed development projects and associated contracts from our sponsor in the future, we cannot give assurance that our sponsor will be successful in completing their development projects or that we will successfully negotiate an agreement with our sponsor to acquire such assets, projects, or associated contracts; 2) The Lucedale Plant is currently designed and permitted with an embedded expansion project that, if executed, would increase its production capacity from 750,000 MTPY to 1.1 million MTPY. Additional details are available as part of our earnings release as of April 28, 2021; 3) The estimated incremental adjusted EBITDA from a drop-down of a wood pellet production plant or a marine terminal represents the run-rate adjusted EBITDA that can be expected from such a facility, based on estimated production or terminaling capacity of such a facility upon achieving full run-rate and our sponsor’s existing contracts that may be associated with such a facility; 4) When fully constructed, the Pascagoula terminal will be able to receive wood pellets by truck, rail, and barge. Additional details are available as part of our earnings release as of April 28, 2021

19 MULTI-PLANT EXPANSIONS UPDATE Hamlet Sampson Cottondale ▪ Expected investment of $50 million to: 1. De-bottleneck manufacturing processes 2. Eliminate certain costs 3. Increase production capacity 4. Reduce GHG emissions ▪ Expected annual adjusted EBITDA contribution projected to be $20 million1 upon completion and ramp-up of projects ▪ Projects expected to be completed by the end of 2022 ▪ Projects forecasted to be financed with 50% equity and 50% debt Expected Adjusted EBITDA1 Project Investment Multiple 2.5x Multi-plant expansions commenced at 3 plants, Hamlet, Sampson, and Cottondale. Project completions are subject to receiving necessary permits. Highly-Accretive Growth Projects Underway 1) For an explanation of why we are unable to reconcile the estimated adjusted EBITDA for the Multi-Plant Expansions to the most directly comparable GAAP financial measures, see Appendix

VISIBLE GROWTH



Illustrative Adjusted EBITDA Growth[1]
Existing Assets and Contract Portfolio Expected to Generate Additional $45 - $50 Million of Incremental Adjusted EBITDA above 2021 Guidance[3,4]
~$230 - $250[2]
2021 Guidance
~$28 - $32
Mid-Atlantic Expansions[3] (fully contracted)
~$56 - $60
Run-Rate Adjusted EBITDA Contribution from Greenwood and Waycross[4] (fully contracted)
~$20
Multi-Plant Expansions[3] (fully contracted)
~$10 - $15+
Pascagoula Terminal[5]
~$25 - $35+
Lucedale Plant[5] (fully contracted)
Completion of Construction Expected By Mid-2021
Existing plant infrastructure includes an option to expand initial production capacity to more than 1 million MTPY
~$10 - $15+
~$25 - $35+
Epes Plant[5] (fully contracted at 750k MTPY)
~$25 - $50
Bond Plant[5]
~$25 - $35
Pascagoula Cluster Plant 4[5]
Sponsor Contract Pipeline Underwrites Additional Production Plants
Targeting Annual Organic Growth in Underlying Base Business in Addition to Drop-Down Acquisitions and Plant Expansions

1) This chart is for illustrative purposes and consists of estimates based on numerous assumptions made by us that are inherently uncertain and are subject to significant risks and uncertainties, which are difficult to predict and many of which are beyond our control. There can be no assurance that any of the estimates may prove to be correct. Actual results may differ materially; 2) As of April 28, 2021, the Partnership expects full-year 2021 net income to be in the range of $42.3 million to $62.3 million and adjusted EBITDA to be in the range of $230.0 million to $250.0 million. The guidance amounts do not include the impact of any additional acquisitions by the Partnership from our sponsor or third parties; 3) The estimated incremental adjusted EBITDA that can be expected from the Mid-Atlantic Expansions and the Multi-Plant Expansions is based on an internal financial analysis of the anticipated benefit from the incremental production capacity and cost savings at these production plants. For an explanation of why we are unable to reconcile the estimated adjusted EBITDA for the Mid-Atlantic Expansions and the Multi-Plant Expansions to the most directly comparable GAAP financial measures, see Appendix; 4) The estimated range of incremental adjusted EBITDA for Greenwood and Waycross plants is $56-$60 million in 2024 after the completion of the Greenwood expansion and the delivery of full volumes under the 1.4 million MTPY of contracts assigned. Refer to Appendix for additional details; 5) The estimated incremental adjusted EBITDA from a drop-down of a wood pellet production plant or a marine terminal represents the run-rate adjusted EBITDA that can be expected from such a facility, based on estimated production or terminaling capacity of such a facility upon achieving full run-rate and our sponsor's existing contracts that may be associated with such a facility. Refer to Appendix for additional details. The sequence of the drop-down transactions is for illustrative purposes only and subject to change. Although we expect to have the opportunity to acquire assets or completed development projects, including the Lucedale plant, the Epes plant, and the Pascagoula terminal, from our sponsor in the future, we cannot assure you that our sponsor will be successful in completing their development projects or that we will successfully negotiate an agreement with our sponsor to acquire such assets or projects

20

HIGH-CALIBER LEADERSHIP

HIGH-CALIBER LEADERSHIP

Majority Independent Board with Significant Industry Experience

Executive Officers

John Keppler
Chairman & CEO

Shai Even
EVP & CFO

Yana Kravtsova
EVP, Comm., Public & Environ. Affairs

Nic Lane
EVP, Human Capital

Thomas Meth
EVP, Sales & Marketing

Bill Schmidt
EVP, Corp. Dev. & GC

Royal Smith
EVP, Operations


BTG Pactual
Williams
EPA
Goldman Sachs
Buckeye
Alon
CenterPoint
BP
GM
Google

Directors

Ralph Alexander
Director

John C. Bumgarner, Jr.
Director (Independent)

Jim H. Derryberry
Director

Gerrity Lansing
Director (Independent)

Pierre F. Lapeyre, Jr.
Director

David M. Leuschen
Director

William K. Reilly
Director (Independent)

Jeffrey W. Ubben
Director (Independent)

Gary L. Whitlock
Director (Independent)

Janet S. Wong
Director (Independent)

21

Additional Information Night Shift at Enviva Pellets Northampton

23 CAPITALIZATION AND FINANCIAL PRIORITIES 1) Based on market value as of 3/31/2021; (2) As calculated under the revolving credit facility agreement ▪ Distribution Coverage Ratio: Targeting 1.2x on a forward-looking annual basis ▪ Leverage Ratio2: Targeting between 3.5x – 4.0x ▪ Growth Financing: Expecting to finance growth initiatives and acquisitions with 50% equity and 50% debt ▪ Distribution Growth: Committed to sustainably growing the distribution Financial Priorities Notable Recent Financing Activities ▪ Amended revolving credit facility: → Increased size by 50% to $525 million from $350 million → Extended maturity to April 2026 from October 2023 → Reduced cost of borrowing by 25 basis points

24 FAVORABLE CONTRACT STRUCTURE RESULTS IN DURABLE MARGINS Illustrative ($ per metric ton) $0 $25 $50 $75 $100 $125 $150 $175 $200 $225 1 2 3 4 5 6 7 Cut, Skid, Haul Stumpage ~$45 / MT Adj. Gross Margin1 Shipping Production Total Raw Materials in COGS Ports Logistics $200 Total Costs of Goods Sold Cut, Skid, Haul Stumpage ◼ Long-term contracts with diversified customer base ◼ Fixed-price (with escalators), take-or-pay off-take contracts ◼ Fixed-price, USD / ton denominated shipping contracts matched to length of off-take contracts ◼ Bunker fuel costs passed through to customers ◼ Shipping costs range from ~$20 / MT (Europe) to ~$35 / MT (Japan) ◼ Vertically integrated business model provides substantial operating leverage as business grows ◼ Fixed USD / ton transportation costs from plants to port terminals by truck / rail / barge ◼ “Build and copy” approach to allow for certainty of uptime and economy of scale ◼ Includes labor, consumables, repairs and maintenance, and energy costs ◼ Given fixed asset base, productivity improvements drive substantial margin expansion opportunities ◼ ~2:1 green ton to pellet ton conversion (green wood is, on average, composed of approximately 50% water, which varies seasonally. As such, on average, EVA acquires approximately two green tons to convert one pellet ton post the drying process) ◼ Majority of delivered price of fiber is comprised of labor, equipment and hauling costs ◼ Fiber (“stumpage”) cost is ~10% of sales price, driven by strong fiber basket in the Southeast U.S. 7 6 5 4 3 2 1 1) Adj. Gross Margin per Metric Ton defined in Appendix

25 NO MATERIAL IMPACT FROM COVID-191 PANDEMIC ◼ Number one priority is to ensure the health and well-being of our employees and the communities in which we operate ◼ Enhanced plans, procedures, and measures are in place to mitigate the risk of exposure and to make our work environment as safe as possible for continued operations ◼ We operate a portfolio of nine geographically dispersed wood pellet production plants ◼ Our business supplies essential fuel to our customers under long-term, take-or-pay off-take contracts that our customers use for baseload heat and power generation ◼ Most of our current deliveries are to Europe, where they fuel grid-critical baseload for dispatchable generation facilities that provide power and heat required by their local communities. There are few substitutes or alternatives to the fuel we supply our customers ◼ In the U.S., government-issued guidance identifies biomass as one of the industries essential to the continued critical infrastructure viability, and this guidance has been followed by states where our plants and terminals are located, meaning our operations remain largely unaffected by the governmental actions taken in response to COVID-19 ◼ Although EVA’s operational and financial results have not been materially impacted by the COVID-19 pandemic, the full implications of the novel coronavirus are not yet known — Plants, ports, and supply chains both domestically and internationally continue to operate uninterrupted on 24x7 basis — Each of our customers is in compliance with their agreements with us, including payment terms ◼ If needed, we have contingency and business continuity plans in place that we believe would mitigate the impact of potential business disruptions 1) ”COVID-19” refers to the outbreak of a novel strain of coronavirus

26 2021 GUIDANCE 1) As of April 28, 2021, the Partnership reaffirmed its full-year 2021 net income to be in the range of $42.3 million to $62.3 million, adjusted EBITDA to be in the range of $230.0 million to $250.0 million, and distributable cash flow to be in the range of $160.0 million to $180.0 million, prior to any distributions attributable to incentive distribution rights. The Partnership expects to distribute at least $3.17 per common unit for full-year 2021, before considering the benefit of any acquisitions or drop-down transactions, and to target a distribution coverage ratio of 1.20 times on a forward-looking annual basis. The guidance amounts provided above do not include the impact of any additional acquisitions by the Partnership from our sponsor or third parties; 2) Additional details are available as part of our earnings release as of April 28, 2021 Targeted Distribution Coverage Ratio is at Least 1.20 Times, on a Forward-Looking Annual Basis2 The Partnership Expects to Distribute at Least $3.17 Per Common Unit for Full-Year 20211

27 FINANCIAL RESULTS 1) See Appendix for Adjusted EBITDA, Adjusted Gross Margin per Metric Ton and Distributable Cash Flow reconciliations; 2) Prior to any distributions attributable to incentive distribution rights; 3) As of April 27, 2021, the Board declared a distribution of $0.785 per common unit for the first quarter of 2021 23 Consecutive Distribution Increases Since the IPO3

Appendix

29 This presentation contains certain financial measures that are not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Although they should not be considered alternatives to the GAAP presentation of the financial results of the Partnership, management views such non- GAAP measures as important to reflect the Partnership’s actual performance during the periods presented. Non-GAAP Financial Measures In addition to presenting our financial results in accordance with GAAP, we use adjusted gross margin, adjusted gross margin per metric ton, adjusted EBITDA, and distributable cash flow to measure our financial performance. Adjusted Gross Margin and Adjusted Gross Margin per Metric Ton We define adjusted gross margin as gross margin excluding loss on disposal of assets, depreciation and amortization, changes in unrealized derivative instruments related to hedged items included in gross margin, non-cash unit compensation expenses, and acquisition and integration costs and other, adjusting for the effect of Commercial Services, and including MSA Fee Waivers. We define adjusted gross margin per metric ton as adjusted gross margin per metric ton of wood pellets sold. We believe adjusted gross margin and adjusted gross margin per metric ton are meaningful measures because they compare our revenue- generating activities to our operating costs for a view of profitability and performance on a total-dollar and a per-metric ton basis. Adjusted gross margin and adjusted gross margin per metric ton will primarily be affected by our ability to meet targeted production volumes and to control direct and indirect costs associated with procurement and delivery of wood fiber to our wood pellet production plants and our production and distribution of wood pellets. Adjusted EBITDA We define adjusted EBITDA as net income excluding depreciation and amortization, interest expense, income tax expense (benefit), early retirement of debt obligations, non-cash unit compensation expense, loss on disposal of assets, changes in unrealized derivative instruments related to hedged items included in gross margin and other income and expense, and acquisition and integration costs and other, adjusting for the effect of Commercial Services, and including MSA Fee Waivers. Adjusted EBITDA is a supplemental measure used by our management and other users of our financial statements, such as investors, commercial banks and research analysts, to assess the financial performance of our assets without regard to financing methods or capital structure. NON-GAAP FINANCIAL MEASURES

30 Distributable Cash Flow We define distributable cash flow as adjusted EBITDA less maintenance capital expenditures, cash income tax expenses, and interest expense net of amortization of debt issuance costs, debt premium, original issue discounts, and the impact from incremental borrowings related to the Chesapeake Incident and Hurricane Events. We use distributable cash flow as a performance metric to compare our cash-generating performance from period to period and to compare the cash- generating performance for specific periods to the cash distributions (if any) that are expected to be paid to our unitholders. We do not rely on distributable cash flow as a liquidity measure. Limitations of Non-GAAP Financial Measures Adjusted net income, adjusted gross margin, adjusted gross margin per metric ton, adjusted EBITDA, and distributable cash flow are not financial measures presented in accordance with GAAP. We believe that the presentation of these non-GAAP financial measures provides useful information to investors in assessing our financial condition and results of operations. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measures. Each of these non-GAAP financial measures has important limitations as an analytical tool because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider adjusted net income, adjusted gross margin, adjusted gross margin per metric ton, adjusted EBITDA, or distributable cash flow in isolation or as substitutes for analysis of our results as reported under GAAP. Our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. The estimated incremental adjusted EBITDA that can be expected from the Mid-Atlantic and Multi-Plant Expansions is based on an internal financial analysis of the anticipated benefit from the incremental production capacity and cost savings at the Northampton, Southampton, Sampson, Hamlet, and Cottondale plants and is based on numerous assumptions that are subject to significant risks and uncertainties. Those assumptions are inherently uncertain and subject to significant business, economic, financial, regulatory, and competitive risks and uncertainties that could cause actual results and amounts to differ materially from such estimate. A reconciliation of the estimated incremental adjusted EBITDA expected to be generated by the Mid-Atlantic and Multi-Plant Expansions to the closest GAAP financial measure, net income, is not provided because net income expected to be generated by the expansions is not available without unreasonable effort, in part because the amount of estimated incremental interest expense related to the financing of the expansions and depreciation is not available at this time. NON-GAAP FINANCIAL MEASURES (CONT.)

31 NON-GAAP FINANCIAL MEASURES RECONCILIATION The following table provides a reconciliation of distributable cash flow and adjusted EBITDA to net income (loss): See Note 1 of our financial statements, Description of Business and Basis of Presentation, to our Annual Report on the 10-K and slide 29 through 30 for basis of presentation.

32 NON-GAAP FINANCIAL MEASURES RECONCILIATION (CONT.) The following table provides a reconciliation of gross margin to adjusted gross margin per metric ton: See Note 1 of our financial statements, Description of Business and Basis of Presentation, to our Annual Report on the 10-K and slide 29 through 30 for basis of presentation.

33 2021 GUIDANCE 1) Includes primarily expected $19.0 million of MSA Fee Waivers associated with the acquisition of Enviva Pellets Greenwood, LLC

34 2021 AND 2024 GUIDANCE FOR THE GREENWOOD AND WAYCROSS ACQUISITIONS The following table provides a reconciliation of the estimated adjusted EBITDA to the estimated net income associated with the Greenwood and Waycross Acquisitions2 for the twelve months ending December 31, 2021 and 2024 (in millions): 1) Includes expected $19.0 million of MSA Fee Waivers associated with the Partnership’s acquisition (the “Greenwood Acquisition”) of the Greenwood plant; 2) The Greenwood Acquisition, which closed on July 1, 2020, and the Georgia Biomass Acquisition, which closed on July 31, 2020, are collectively referred to as “the Acquisitions”

Contact: Kate Walsh Vice President, Investor Relations ir@envivapartners.com